Exhibit 99.1

Entegris’ Sales and Earnings Grow in Second Quarter

Non-GAAP EPS of $0.24

Record Sales of $209 million and Adjusted Operating Margin of 20.8 percent

Cash Position Approaching $200 million

BILLERICA, Mass., July 21, 2011 – Entegris, Inc. (Nasdaq: ENTG) today reported its financial results for the Company’s second quarter ended July 2, 2011.

The Company recorded second-quarter sales of $209.2 million, an increase of 25 percent over the prior year, and 3 percent sequentially. Net income was $32.5 million, or $0.24 per diluted share. These results included amortization of intangible assets of $2.6 million.

Non-GAAP earnings per share of $0.24 in the second quarter of 2011 compared to non-GAAP earnings per share of $0.16 in the second quarter a year ago and $0.23 per diluted share in the first quarter of 2011. A reconciliation table of GAAP to non-GAAP earnings per share is contained in this press release.

For the first half of fiscal 2011, sales were $412.3 million, up 26 percent from the first half of 2010. Non-GAAP earnings per diluted share for the first six months of 2011 were $0.47 per share versus $0.30 per share for the same period a year ago.

Gideon Argov, president and chief executive officer, said: “We continue to execute well, achieving a record quarter for sales, profits and cash flow. Sales of our unit-driven products including wafer shippers and liquid filters grew 6 percent sequentially. On an operating basis, we achieved an adjusted operating margin of nearly 21 percent of sales, a record high for the company, due in part to improved gross margin. We also generated record cash from operations of $52 million and ended the second quarter with cash and short-term investments of $191 million.

Despite signs of softening in the semiconductor industry, we are very encouraged by the long-term prospects for our new contamination control, substrate handling, and specialty materials solutions for next-generation manufacturing processes. In addition, we are confident that our operating model positions us to deliver attractive operating performance throughout the cycle.”

For the fiscal third quarter ending September 3, 2011, the Company expects sales to range from approximately $180 million to $190 million. Based on the Company’s target model, non-GAAP EPS at this revenue level would range from $0.18 to $0.21.

Second-Quarter Results Conference Call Details

Entegris will hold a conference call to discuss its results for the second quarter on Thursday, July 21, 2011, at 10:00 a.m. Eastern Time. Participants should dial 1-719-325-2336 or toll-free 1-888-857-6930, referencing confirmation code 9818372. Participants are asked to dial in 5 to 10 minutes prior to the start of the call. A replay of the call will be available starting July 21 at 1:00 p.m. (ET) until September 3, 2011. The replay can be accessed by using passcode 9818372 after dialing 1-719-457-0820 or 1-888-203-1112. A live and on-demand webcast of the call can also be accessed from the investor relations section of Entegris’ website at www.entegris.com.

ABOUT ENTEGRIS

Entegris is a leading provider of a wide range of products for purifying, protecting and transporting critical materials used in processing and manufacturing in the semiconductor and other high-tech industries. Entegris is ISO 9001 certified and has manufacturing, customer service and/or research facilities in the United States, China, France, Germany, Israel, Japan, Malaysia, Singapore, South Korea and Taiwan. Additional information can be found at www.entegris.com.

NON-GAAP INFORMATION

The Company’s consolidated financial statements are prepared in conformity with accounting principles generally accepted in the United States (GAAP). Adjusted EBITDA and Adjusted Operating Income together with related measures thereof, and non-GAAP EPS, are considered “Non-GAAP financial measures” under the rules and regulations of the SEC. These financial measures are provided as a complement to financial measures provided in accordance with GAAP. We provide non-GAAP financial measures in order to better assess and reflect operating performance. Management believes the non-GAAP measures help indicate our baseline performance before certain gains, losses or other charges that may not be indicative of our business or future outlook. We believe these non-GAAP measures will aid investors’ overall understanding of our results by providing a higher degree of transparency for certain expenses and providing a level of disclosure that will help investors understand how we plan and measure our business. The presentation of non-GAAP measures is not meant to be considered in isolation, as a substitute for, or superior to, financial measures or information provided in accordance with GAAP. The calculations of Adjusted EBITDA margin, Adjusted Operating Income, and non-GAAP EPS are included elsewhere in this release.

Forward-Looking Statements

Certain information contained in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current management expectations only as of the date of this press release, and involve substantial risks and uncertainties that could cause actual results to differ materially from the results expressed in, or implied by, these forward-looking statements. Statements that include such words as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “may,” “will,” “should” or the negative thereof and similar expressions as they relate to Entegris or our management are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. These risks include, but are not limited to, fluctuations in the market price of Entegris’ stock, Entegris’ future operating results, other acquisition and investment opportunities available to Entegris, general business and market conditions and other factors. Additional information concerning these and other risk factors may be found in previous financial press releases issued by Entegris and Entegris’ periodic public filings with the Securities and Exchange Commission, including discussions appearing under the headings “Risks Relating to our Business and Industry,” “Manufacturing Risks,” “International Risks,” and “Risks Related to Owning Our Securities” in Item 1A of our Annual Report on Form 10–K for the fiscal year ended December 31, 2010, as well as other matters and important factors disclosed previously and from time to time in the filings of Entegris with the U.S. Securities and Exchange Commission. Except as required under the federal securities laws and the rules and regulations of the Securities and Exchange Commission, we undertake no obligation to update publicly any forward-looking statements contained herein.

Entegris, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended
	July 2, 2011	July 3, 2010	April 2, 2011
Net sales	$209,198	$167,575	$203,125
Cost of sales	114,055	90,448	114,780

Gross profit	95,143	77,127	88,345
Selling, general and administrative expenses	39,126	36,592	35,790
Engineering, research and development expenses	12,462	10,736	12,532
Amortization of intangible assets	2,569	3,364	2,689

Operating income	40,986	26,435	37,334
Interest expense, net	535	1,662	153
Other (income) expense, net	(1,530)	711	(428)

Income before income taxes and equity in affiliates	41,981	24,062	37,609
Income tax expense	9,695	5,393	8,273
Equity in net earnings of affiliates	(236)	(77)	(239)

Net income	32,522	18,746	29,575
Net income attributable to noncontrolling interest	—	361	400

Net income attributable to Entegris, Inc.	$32,522	$18,385	$29,175

Amounts attributable to Entegris, Inc.:
Basic net income per common share:	$0.24	$0.14	$0.22
Diluted net income per common share:	$0.24	$0.14	$0.22

Weighted average shares outstanding:
Basic	134,535	131,568	133,699
Diluted	136,113	132,870	135,444

Entegris, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Six months ended
	July 2, 2011	July 3, 2010
Net sales	$412,323	$328,086
Cost of sales	228,835	177,808

Gross profit	183,488	150,278
Selling, general and administrative expenses	74,916	72,374
Engineering, research and development expenses	24,994	21,556
Amortization of intangible assets	5,258	7,636

Operating income	78,320	48,712
Interest expense, net	688	2,868
Other (income) expense, net	(1,958)	418

Income before income taxes	79,590	45,426
Income tax expense	17,968	10,202
Equity in net earnings of affiliates	(475)	(268)

Net income	62,097	35,492
Net income attributable to noncontrolling interest	400	557

Net income attributable to Entegris, Inc.	$61,697	$34,935

Amounts attributable to Entegris, Inc.:
Basic net income per common share:	$0.46	$0.27
Diluted net income per common share:	$0.45	$0.26

Weighted average shares outstanding:
Basic	134,117	131,261
Diluted	135,778	132,827

Entegris, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	July 2, 2011	December 31, 2010
ASSETS
Cash and cash equivalents	$189,445	$133,954
Short-term investments	2,044	—
Accounts receivable, net	138,385	124,732
Inventories	104,090	101,043
Deferred tax assets, deferred tax charges and refundable income taxes	14,569	11,484
Other current assets and assets held for sale	12,565	15,878

Total current assets	461,098	387,091

Property, plant and equipment, net	129,288	126,725

Intangible assets	61,801	65,087
Deferred tax assets – non-current	10,935	10,855
Other assets	9,144	11,627

Total assets	$672,266	$601,385

LIABILITIES AND EQUITY
Accounts payable	$39,040	$34,631
Accrued liabilities	46,035	59,503
Income tax payable and deferred tax liabilities	18,555	13,500

Total current liabilities	103,630	107,634

Other liabilities	29,121	29,738
Equity	539,515	464,013

Total liabilities and equity	$672,266	$601,385

Entegris, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended		Six Months Ended
	July 2, 2011	July 3, 2010	July 2, 2011	July 3, 2010
Operating activities:
Net income	$32,522	$18,746	$62,097	$35,492
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	6,710	7,166	13,529	13,890
Amortization	2,569	3,364	5,258	7,636
Stock-based compensation expense	2,040	1,888	3,962	3,682
Other	(603)	2,890	(300)	554
Changes in operating assets and liabilities:
Trade accounts and notes receivable	3	(13,362)	(10,127)	(25,974)
Inventories	(3,113)	(1,559)	(2,389)	(6,594)
Accounts payable and accrued liabilities	8,011	4,568	(7,574)	17,644
Income taxes payable and refundable income taxes	5,576	1,090	2,017	6,448
Other	(1,670)	2,998	(3,301)	3,034

Net cash provided by operating activities	52,045	27,789	63,172	55,812

Investing activities:
Acquisition of property and equipment	(7,839)	(4,054)	(14,583)	(7,657)
Other	(189)	3,986	(699)	4,012

Net cash used in investing activities	(8,028)	(68)	(15,282)	(3,645)

Financing activities:
Payments on short-term borrowings and long-term debt	—	(96,428)	—	(230,143)
Proceeds from short-term and long-term borrowings	—	71,070	—	184,358
Issuance of common stock	2,406	875	5,333	1,657
Other	(1,271)	(128)	(1,157)	(128)

Net cash provided by (used in) financing activities	1,135	(24,611)	4,176	(44,256)

Effect of exchange rate changes on cash	1,715	(1,050)	3,425	(1,298)

Increase in cash and cash equivalents	46,867	2,060	55,491	6,613
Cash and cash equivalents at beginning of period	142,578	73,253	133,954	68,700

Cash and cash equivalents at end of period	$189,445	$75,313	$189,445	$75,313

Entegris, Inc. and Subsidiaries

Segment Information

(In thousands)

(Unaudited)

	Three Months Ended			Six Months Ended
Net sales	July 2, 2011	July 3, 2010	April 2, 2011	July 2, 2011	July 3, 2010
Contamination Control Solutions	$136,637	$103,660	$132,244	$268,881	$204,403
Microenvironments	51,114	47,403	48,182	99,296	89,330
Specialty Materials	21,447	16,512	22,699	44,146	34,353

Total net sales	$209,198	$167,575	$203,125	$412,323	$328,086

	Three Months Ended			Six Months Ended
Segment profit	July 2, 2011	July 3, 2010	April 2, 2011	July 2, 2011	July 3, 2010
Contamination Control Solutions	$44,948	$28,614	$39,760	$84,708	$56,848
Microenvironments	8,589	11,697	8,379	16,968	20,218
Specialty Materials	4,264	2,529	4,976	9,240	5,330

Total segment profit	57,801	42,840	53,115	110,916	82,396
Amortization of intangibles	(2,569)	(3,364)	(2,689)	(5,258)	(7,636)
Unallocated expenses	(14,246)	(13,041)	(13,092)	(27,338)	(26,048)

Total operating income	$40,986	$26,435	$37,334	$78,320	$48,712

Entegris, Inc. and Subsidiaries

Reconciliation of GAAP to Adjusted Operating Income and Adjusted EBITDA

(In thousands)

(Unaudited)

	Three Months Ended			Six Months Ended
	July 2, 2011	July 3, 2010	April 2, 2011	July 2, 2011	July 3, 2010
Net sales	$209,198	$167,575	$203,125	$412,323	$328,086

Net income attributable to Entegris, Inc.	$32,522	$18,385	$29,175	$61,697	$34,935
Adjustments to net income attributable to Entegris, Inc.
Net income attributable to noncontrolling interest	—	361	400	400	557
Equity in net earnings of affiliates	(236)	(77)	(239)	(475)	(268)
Income tax expense	9,695	5,393	8,273	17,968	10,202
Other (income) expense, net	(1,530)	711	(428)	(1,958)	418
Interest expense, net	535	1,662	153	688	2,868

GAAP – Operating income	40,986	26,435	37,334	78,320	48,712
Amortization of intangible assets	2,569	3,364	2,689	5,258	7,636

Adjusted operating income	43,555	29,799	40,023	83,578	56,348
Depreciation	6,710	7,166	6,819	13,529	13,890

Adjusted EBITDA	$50,265	$36,965	$46,842	$97,107	$70,238

Adjusted operating margin	20.8%	17.8%	19.7%	20.3%	17.2%
Adjusted EBITDA – as a % of net sales	24.0%	22.1%	23.1%	23.6%	21.4%

Entegris, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Earnings per Share

(In thousands)

(Unaudited)

	Three Months Ended			Six Months Ended
	July 2, 2011	July 3, 2010	April 2, 2011	July 2, 2011	July 3, 2010
GAAP net income attributable to Entegris, Inc.	$32,522	$18,385	$29,175	$61,697	$34,935
Adjustments to net income attributable to Entegris, Inc.:
Amortization of intangible assets	2,569	3,364	2,689	5,258	7,636
Accelerated write-off of debt issuance costs	282	890	—	282	890
Gain on sale of equity investment	(1,523)	(392)	—	(1,523)	(392)
Tax effect of adjustments to net income attributable to Entegris, Inc.	(1,045)	(1,428)	(990)	(2,035)	(2,995)

Non-GAAP net income attributable to Entegris, Inc.	$32,805	$20,819	$30,874	$63,679	$40,074

Diluted earnings per common share attributable to Entegris, Inc.:	$0.24	$0.14	$0.22	$0.45	$0.26
Effect of adjustments to net income attributable to Entegris, Inc.	$0.00	$0.02	$0.01	$0.01	$0.04
Diluted non-GAAP earnings per common share attributable to Entegris, Inc.:	$0.24	$0.16	$0.23	$0.47	$0.30

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